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CUSIP NO.  67611V101            13G                   PAGE 13 OF 13 PAGES
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                                                                       EXHIBIT 1

                            AGREEMENT OF JOINT FILING

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed on behalf of all of the undersigned with respect to the ownership of shares of Common Stock of Odyssey Healthcare, Inc.

         This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         EXECUTED as a sealed instrument this 12th day of February, 2002.

HIGHLAND CAPITAL PARTNERS III
 LIMITED PARTNERSHIP

By: Highland Management
     Partners III Limited Partnership, Its General Partner


By: /S/ ROBERT F. HIGGINS
   ------------------------
   General Partner


HIGHLAND MANAGEMENT PARTNERS III
  LIMITED PARTNERSHIP


By: /S/ ROBERT F. HIGGINS
   -------------------------
   Managing Member


/S/ ROBERT F. HIGGINS
---------------------------
Robert F. Higgins


/S/ PAUL A. MAEDER
---------------------------
Paul A. Maeder


/S/ WYCLIFFE K. GROUSBECK
---------------------------
Wycliffe K. Grousbeck


/S/ DANIEL J. NOVA
---------------------------
Daniel J. Nova

                              Page 13 of 13 pages